Exhibit 99.1

Gyrodyne Company of America, Inc.
1 Flowerfield, Suite 24
St. James, New York 11780-1551
Phone (631) 584-5400 Fax (631) 584-7075

F O R   I M M E D I A T E   R E L E A S E

GYRODYNE ANNOUNCES ENGAGEMENT
 OF FINANCIAL AND LEGAL ADVISORS
TO PURSUE STRATEGIC ALTERNATIVES;
NAMES INTERIM CEO

ST. JAMES, N.Y., August 23, 2012 – Gyrodyne Company of America, Inc. (NASDAQ:GYRO) announced today that it has engaged Rothschild Inc. as its financial advisor to advise the Company with respect to maximizing shareholder value through one or more potential cash distributions and/or through a potential sale, merger or other strategic combination.  The Company has also engaged Skadden, Arps, Slate, Meagher & Flom LLP as a legal advisor to provide corporate transactional and REIT tax advice in the strategic process.

The Company also announced that its Chief Financial Officer, Gary Fitlin, was appointed by the Board of Directors as Interim President and Chief Executive Officer, effective immediately, while the Company continues its search for a replacement for Stephen V. Maroney, its former Chief Executive Officer and President who resigned as an officer and director effective August 16, 2012.  Mr. Fitlin will also continue to serve in his current positions as the Company’s Chief Financial Officer and Treasurer.

Paul Lamb, Chairman of the Board of Gyrodyne, said, “Over the past few years, Gyrodyne has fulfilled our objective of positioning itself for one or more liquidity events that will maximize value to our shareholders.  The engagement of Rothschild and Skadden will assist us in executing the next phase of our strategic plan.”

There can be no assurance concerning the type, form, structure, nature, results, timing or terms and conditions of any transaction that may result from this process or that a transaction will occur at all.  Gyrodyne does not intend to disclose developments regarding the process unless and until the Board of Directors has approved a definitive course of action.

About Gyrodyne Company of America, Inc.

Gyrodyne, a real estate investment trust, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York metropolitan area.  Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property which is the subject of development plans.  Gyrodyne also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia.  Gyrodyne is also a limited partner in the Callery Judge Grove, L.P., which owns a 3,700 plus acre property in Palm Beach County, Florida, also the subject of development plans.  Gyrodyne’s common stock is traded on the NASDAQ Stock Market under the symbol GYRO.  Additional information about Gyrodyne may be found on its web site at http://www.gyrodyne.com.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts constitute “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives.  Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the process of exploring strategic alternatives, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, risks and uncertainties relating to developing Gyrodyne’s undeveloped property in St. James, New York and other risks detailed from time to time in Gyrodyne’s SEC reports.

Contact:  Naveen Bhatia, Chairman of the Strategic Alternatives Committee of the Board of Directors, Gyrodyne Company of America, Inc., (631) 584-5400.